KRONOS WORLDWIDE, INC.                    Contact:  Gregory M. Swalwell
Three Lincoln Centre                                Vice President,  Finance and
5430 LBJ Freeway, Suite 1700                           Chief Financial Officer
Dallas, Texas   75240-2697                          (972) 450-4228
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PRESS RELEASE
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FOR IMMEDIATE RELEASE


          KRONOS WORLDWIDE, INC. ANNOUNCES 2004 THIRD QUARTER DIVIDEND


     DALLAS, TEXAS - August 31, 2004 - Kronos Worldwide, Inc. (NYSE: KRO) announced that its board of directors has declared a regular quarterly dividend of twenty five cents ($0.25) per share on its common stock, payable on September 28, 2004 to stockholders of record at the close of business on September 13, 2004.

     Kronos Worldwide, Inc. is a major international producer of titanium dioxide pigments.

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